As filed with the Securities and Exchange Commission on April 12, 2016

Registration No. 333-210000

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRESTWOOD MIDSTREAM PARTNERS LP*

CRESTWOOD MIDSTREAM FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware Delaware	4922 4922	20-1647837 46-1429970
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2550

Houston, Texas 77002

(832) 519-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert T. Halpin

700 Louisiana, Suite 2550

Houston, Texas 77002

(832)-519-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Company Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*	Includes certain subsidiaries of Crestwood Midstream Partners LP identified on the following page.

Table of Additional Registrants

Additional Registrants (as Guarantors of 6.25% Senior Notes due 2023)

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices
Arlington Storage Company, LLC	Delaware	26-1179687	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Arrow Field Services, LLC	Delaware	27-0472066	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Arrow Midstream Holdings, LLC	Delaware	80-0298512	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Arrow Pipeline, LLC	Delaware	94-3454611	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Arrow Water, LLC	Delaware	27-1000169	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
CMLP Tres Manager LLC	Delaware	47-2136466	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
CMLP Tres Operator LLC	Delaware	47-2136725	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Cowtown Gas Processing Partners L.P.	Texas	86-1165664	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Cowtown Pipeline Partners L.P.	Texas	86-1165661	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Appalachia Pipeline LLC	Texas	45-4102847	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Arkansas Pipeline LLC	Texas	27-5413868	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Crude Logistics LLC	Delaware	30-0585080	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Crude Services LLC	Delaware	46-5595720	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Crude Terminals LLC	Delaware	27-4762190	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Crude Transportation LLC	Delaware	38-3927716	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Dakota Pipelines LLC	Delaware	27-4761975	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Gas Marketing LLC	Delaware	70-620818	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Gas Services Operating GP LLC	Delaware	39-2051802	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Gas Services Operating LLC	Delaware	39-2051803	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Marcellus Midstream LLC	Delaware	45-4623727	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices
Crestwood Marcellus Pipeline LLC	Delaware	45-4622133	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Midstream Operations LLC	Delaware	37-1709059	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood New Mexico Pipeline LLC	Texas	27-5328296	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Ohio Midstream Pipeline LLC	Delaware	46-2279892	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Operations LLC	Delaware	45-5233794	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Panhandle Pipeline LLC	Texas	27-5413782	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Pipeline East LLC	Delaware	27-1995912	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Pipeline LLC	Texas	27-5413970	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Sabine Pipeline LLC	Texas	26-4566870	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Sales & Service Inc.	Delaware	43-1931522	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Services LLC	Delaware	37-1692565	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Storage Inc.	Delaware	20-3143861	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood Transportation LLC	Delaware	43-1905384	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Crestwood West Coast LLC	Delaware	38-3875473	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
E. Marcellus Asset Company, LLC	Delaware	46-2362188	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Finger Lakes LPG Storage, LLC	Delaware	20-3143796	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Sabine Treating, LLC	Texas	27-1183772	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Stagecoach Pipeline & Storage Company LLC	New York	76-0519844	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
Stellar Propane Service, LLC	Delaware	86-1123848	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200
US Salt, LLC	Delaware	59-3525498	700 Louisiana Street, Suite 2550 Houston, Texas 77002 (832) 519-2200

Explanatory Note

The Registrants are filing this Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-4 (Registration Statement No. 333-210000), originally filed on March 7, 2016 (the “Registration Statement”), as an exhibit-only filing to file the opinion of Vinson & Elkins L.L.P. (the “Opinion”) filed herewith as Exhibit 5.1 in order to update the Opinion originally filed with the Registration Statement. Accordingly, the Amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature pages to the Registration Statement, the exhibit index and the Opinion filed herewith as Exhibit 5.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 21.	Exhibits and Financial Statement Schedules.

The exhibits required to be filed pursuant to the requirements of Item 601 of Regulation S-K are set forth in the Index to Exhibits accompanying this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of April, 2016.

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Midstream GP LLC,
its general partner

By:	/s/ Robert Halpin
Robert Halpin
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 12th day of April, 2016.

Name	Title

*	President, Chief Executive Officer and Director of
Robert G. Phillips	Crestwood Midstream GP LLC
(Principal Executive Officer)

/s/ Robert Halpin	Senior Vice President and Chief Financial Officer
Robert Halpin	of Crestwood Midstream GP LLC
(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer
Steven M. Dougherty	of Crestwood Midstream GP LLC
(Principal Accounting Officer)

*By:	/s/ Robert Halpin
Robert Halpin
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of April, 2016.

CRESTWOOD MIDSTREAM FINANCE CORP.

By:	/s/ Robert Halpin
Robert Halpin
Senior Vice President and Chief Financial Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 12th day of April, 2016.

Name	Title

*	President, Chief Executive Officer
Robert G. Phillips	(Principal Executive Officer)

/s/ Robert Halpin	Senior Vice President and Chief Financial Officer
Robert Halpin	(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer
Steven M. Dougherty	(Principal Accounting Officer)

*By:	/s/ Robert Halpin
Robert Halpin
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each undersigned registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of April, 2016.

ARLINGTON STORAGE COMPANY, LLC
ARROW FIELD SERVICES, LLC
ARROW MIDSTREAM HOLDINGS, LLC
ARROW PIPELINE, LLC
ARROW WATER, LLC
CMLP TRES MANAGER LLC
CMLP TRES OPERATOR LLC
COWTOWN GAS PROCESSING PARTNERS L.P.
COWTOWN PIPELINE PARTNERS L.P.
CRESTWOOD APPALACHIA PIPELINE LLC
CRESTWOOD ARKANSAS PIPELINE LLC
CRESTWOOD CRUDE LOGISTICS LLC
CRESTWOOD CRUDE SERVICES LLC
CRESTWOOD CRUDE TERMINALS LLC
CRESTWOOD CRUDE TRANSPORTATION LLC
CRESTWOOD DAKOTA PIPELINES LLC
CRESTWOOD GAS MARKETING LLC
CRESTWOOD GAS SERVICES OPERATING GP LLC
CRESTWOOD GAS SERVICES OPERATING LLC
CRESTWOOD MARCELLUS MIDSTREAM LLC
CRESTWOOD MARCELLUS PIPELINE LLC
CRESTWOOD MIDSTREAM OPERATIONS LLC
CRESTWOOD NEW MEXICO PIPELINE LLC
CRESTWOOD OHIO MIDSTREAM PIPELINE LLC
CRESTWOOD OPERATIONS LLC
CRESTWOOD PANHANDLE PIPELINE LLC
CRESTWOOD PIPELINE EAST LLC
CRESTWOOD PIPELINE LLC
CRESTWOOD SABINE PIPELINE LLC
CRESTWOOD SALES & SERVICES INC.
CRESTWOOD SERVICES LLC
CRESTWOOD STORAGE INC.
CRESTWOOD TRANSPORTATION LLC
CRESTWOOD WEST COAST LLC
E. MARCELLUS ASSET COMPANY, LLC
FINGER LAKES LPG STORAGE, LLC
SABINE TREATING, LLC
STAGECOACH PIPELINE & STORAGE COMPANY LLC
STELLAR PROPANE SERVICE, LLC
US SALT, LLC

By:	/s/ Robert Halpin
Robert Halpin
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 12th day of April, 2016.

Name	Title

*	President, Chief Executive Officer
Robert G. Phillips	(Principal Executive Officer)

/s/ Robert Halpin	Senior Vice President and Chief Financial Officer
Robert Halpin	(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer
Steven M. Dougherty	(Principal Accounting Officer)

*By:	/s/ Robert Halpin
Robert Halpin
Attorney-in-Fact

Index to Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 5, 2015, by and among Crestwood Equity Partners LP, Crestwood Equity GP LLC, CEQP ST SUB LLC, MGP GP, LLC, Crestwood Midstream Holdings LP, Crestwood Midstream Partners LP, Crestwood Midstream GP LLC and Crestwood Gas Services GP LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed May 6, 2015).

4.1	Indenture, dated as of March 23, 2015, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to CMLP’s Form 8-K filed on March 26, 2015).

4.2	Registration Rights Agreement, dated as of March 23, 2015, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers, with respect to the 6.25% Senior Notes due 2023 (incorporated herein by reference to Exhibit 4.3 to CMLP’s Form 8-K filed on March 26, 2015).

4.3	Form of 6.25% Senior Note due 2023 (included in Exhibit 4.1).

4.4	Supplemental Indenture, dated as of March 4, 2016, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to CMLP’s Form 8-K filed on March 7, 2016).

5.1*	Opinion of Vinson & Elkins L.L.P.

12.1**	Computation of ratio of earnings to fixed charges

21.1**	List of subsidiaries of Crestwood Midstream Partners LP

23.1**	Consent of Ernst & Young LLP

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

24.1**	Powers of Attorney

25.1**	Statement of Eligibility on Form T-1 of U.S. Bank National Association

99.1**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.2**	Form of Letter to Clients

99.3**	Form of Notice of Guaranteed Delivery

*	Filed herewith.
**	Previously filed.